UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Continucare Corporation
(Exact Name of Registrant as Specified in its Charter)

Florida	59-2716023

(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

7200 Corporate Center Drive, Suite 600
Miami, Florida	33126

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered

Common Stock, par value $0.0001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-16803
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     Common stock, par value $0.0001 per share, of Continucare Corporation (the “Registrant”) is to be registered hereby. A description of the Common Stock is contained in the Registrant’s Registration Statement on Form SB-2, Reg. No. 333-16803, as amended (the “Registration Statement”), under the caption “Description of Securities.” Such information is incorporated herein by reference to such section of the Registration Statement.

Item 2.	Exhibits.
None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONTINUCARE CORPORATION
By:	/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary

Dated: October 29, 2010